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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation in Amendment No. 1 to this Registration Statement of Indian Village Bancorp, Inc. on Form SB-2, of our report dated February 18, 1999 on the financial statements of Indian Village Community Bank as of December 31, 1998 and 1997 and for the years then ended. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this registration statement.


                                              /s/ Crowe, Chizek and Company LLP
                                              ---------------------------------
                                              Crowe, Chizek and Company LLP

Columbus, Ohio

May 4, 1999